CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Cornerstone Progressive Return Fund and to the use of our report dated February 19, 2013 on the financial statement of the Cornerstone Progressive Return Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 17, 2013